UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2016 (June 30, 2016)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6020
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 30, 2016, Eurosite Power Inc. (the "Company") entered into Convertible Note Amendment and Exchange Agreements (the "Agreements") with Nettlestone Enterprises LTD and the Pasejeco Foundation. Pursuant to the Agreements, each investor agreed to amend the Noteholders Agreement with the Company to provide that each $1,000 of principal amount of the 4% Senior Convertible Notes Due 2017 (the “2017 Notes”) and unpaid interest will be convertible into newly issued shares of the Company’s common stock, par value $0.001 per share, at a conversion price of $0.54 per share. In addition, pursuant to the Agreements, the 2017 Notes in the aggregate amount of $2,111,000 in principal and unpaid interest were converted to an aggregate of 3,909,260 shares of the Company's common stock at $0.54 per share.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The securities of the Company described therein have not been registered under the Securities Act of 1933. The Company relied on an exemption under section 4(a)(2) of the Securities Act of 1933 as amended, and/or Regulation S thereunder in connection with the transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Convertible Note Amendment and Conversion Agreement
99.1	Press release, dated July 5, 2016
Exhibit 99.1 is hereby furnished for the purposes of this report of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 7, 2016	EUROSITE POWER INC.
By: /s/ Bonnie J. Brown
Bonnie J. Brown, Chief Financial Officer